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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36809 of C3, Inc. of our report dated March 11, 1997, except for Note 9, as to which the date is September 25, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Raleigh, North Carolina
October 3, 1997